UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012 (May 22, 2012)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The following items of business were acted upon at the Company’s 2012 annual meeting of stockholders held on May 22, 2012:  (1) the election of five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; (2) the approval, on an advisory basis, of the compensation of the Company’s executive officers; and (3) the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

The results of the voting on the election of directors were as follows:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul D. Carrico	25,448,457	3,733,985	15,170	2,411,720
T. Kevin DeNicola	24,061,522	5,120,942	15,148	2,411,720
Patrick J. Fleming	25,395,622	3,786,842	15,148	2,411,720
Robert M. Gervis	25,325,311	3,856,939	15,362	2,411,720
Wayne C. Sales	23,994,919	5,063,010	139,683	2,411,720

The results of voting on the approval, on an advisory basis, of the compensation of the Company’s executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,589,030	3,404,770	203,812	2,411,720

The results of voting on the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,160,660	282,154	166,518	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Gregory C. Thompson
Name: Gregory C. Thompson
Title: Chief Financial Officer

Date: May 23, 2012